Overview

Spine Pain Management, Inc. (OTCQB SPIN) is a Medical Services & Technology company that provides licensing, management, marketing, billing, collection and financial services for Affiliated Doctors who treat patients who have sustained spine injuries resulting from traumatic accidents. These Doctors include Orthopedic Surgeons, Neurosurgeons, Pain Management Doctors and Chiropractors who utilize the Patent Pending Quad Video Halo Imaging (QVH) 3.0 System to provide Transparency in the diagnostic phase of treatment.

SPIN is not a health care provider, but rather provides financing and technology to the Affiliated Doctors to assist them in providing Appropriate, Necessary and Reasonable treatment to injured patients. Currently, SPIN does not own any Healthcare Diagnostic or Treatment Facilities. Initially, the QVH Imaging system was developed for use by the Affiliated Doctors, but recently SPIN has initiated a new program to sell this Imaging System to various Doctors, Hospitals, and Training Centers for new surgical procedures in the U.S. SPIN has hired a 40+ year veteran of the Imaging industry to roll out the QVH 3.0 Imaging system thru manufacturers, agents and independent reps in the Imaging industry.

The Goals for SPIN include: 1. to establish and promote higher standards of ethics and professionalism in the treatment of victims of personal injury. 2. To promote the delivery of professional services to the victims of personal injury by health care providers, including medical doctors, chiropractic doctors, physical therapists and nurse practitioners, and lawyers at the highest attainable level of quality. Many Doctors do not want to take on patients if they have to wait months on the outcome of a patient's success in a legal action to get paid. SPIN assumes this risk by paying a lesser guaranteed amount to the Affiliated Doctor at its approved centers and collects its fee at the time of disposition of the case. In addition, the Doctor may also get a new patient referral for advanced treatments.

Based on history, SPIN's risk of non-collection on a case is minuscule at 1.6% of total cases funded. With current average billings at $6800, total Cases booked to date are 3200 representing over $30 million in gross billings. 973 Cases have settled with Average Collection per Case of $6411.

To date, SPIN has 6 Affiliated Centers in Texas and Florida. Book value per share has grown from a minus $.06 to a record + $.33 to date as of Q2 13. Working Capital is very strong with current assets of $4.3 exceeding current liabilities of $970 thousand by 4.4 to 1. SPIN is required to file financial reports quarterly with the SEC. All SEC filings of SPIN are available at www.sec.gov.

SPIN Market Opportunity:

With all the turmoil in world economies, it is important to look to industries that are relatively recession proof. Healthcare historically has been one such industry. Even with the modifications that have changed healthcare delivery during the Obama administration, personal injury claims typically do not go through these same indemnity healthcare insurance channels. Rather, they are paid by a lawsuit settlement made by auto, truck, commercial, rail and maritime liability policies. SPIN will not finance patient procedures unless covered under liability insurance carriers.

SPIN's founders’ proven system of "Fast Track Systems," assists Affiliated Doctors in determining and ordering  the appropriate treatment for these patients. SPIN has identified over 50 potential market cities, with an additional 6-10 centers to be opened in the next 2-3 years.

SPIN’s Revenue Streams:

Revenues to SPIN currently include two primary spine pain treatments provided by Affiliated Doctors which are mutually exclusive, depending on the nature and needs of each individual patient, including:

Spine Pain Injections, Single, Double Nerve Block Injections with Epidural Steroid Injections (ESI) billed at $4100/injection.

Minimal Invasive Surgery Decompression, Percutaneous Disc Decompression, Single &/or Double (PERK DD) billed at   $20,000 per treatment.

The Affiliate Doctor/SPIN bills the procedure at full pricing based on National Standards using CPT codes, and could collect the total amount in a case with large settlements, but typically SPIN receives a reduced amount in proportion to the settlement. As is typical to other Health Management Companies such as Emergency Centers, the Company reports top line revenue on the much more conservative "NET" rather than the "GROSS" basis on our SEC financial statements. Net Revenues are reported after possible discount of a reserve allowance. (Gross Revenues are reported in the Management Discussion section of the filings). For reporting purposes, SPIN has been using a discount of 52%, but this can vary from year to year. With improved management billing systems, the company strives to reduce this discount to 50%.

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Growth Strategy & Scalability:

Virtually all Administration is done at the Home Office in Houston. It's small staff and computer systems create low overhead. With current centers averaging <20% capacity, growth will be achieved organically and by adding new Cities. Most cities will require just a single center. Expansion costs will be minimal in that the selected Affiliated provider in the new city will be required to provide all treatment areas, staff, equipment devices and medical liability insurance. SPIN provides the Marketing, Management, Billing and Collections services PLUS the Quad Video Halo Technology Imaging system.

The advantage to the Affiliated Spine Practitioners (ASP) to align with SPIN is a steady source of new patients provided by the Marketing efforts of SPIN and payments to the ASP by the 10th of the following month. The ASP needs only provide one properly equipped treatment room one to two days a month. Based on history, the ASP could receive in excess of $50,000 per month in payments with a very strong profit margin. Plus, in certain cases, the patient may need additional treatment such as spine surgery and the ASP may generate and retain such revenues.

The Company has several ASP's prepared to open new centers in various cities to include new states. Currently, growth is constrained by available capital for financing these diagnostic procedures. The Company has no interest executing any equity offering until the stock is more reflective of its current and future growth. As more cash becomes available from increasing cash collections and other sources, future significant growth can be facilitated.

Quad Video HALO V. 3.0:

This new technology was purchased by the Company in 2012 and further developed to a now completed commercial version 3.0 with several patents pending. In April 2013, the AMA published an editorial in JAMA encouraging Doctors to Video tape Medical procedures for Transparency thus reinforcing the Company's goal of “Transparency through Technology”. In addition, the L.A Times carried an article in 2013 about the need for more video documentation of Medical procedures. SPIN has been approved by the Texas and Florida  State Bar associations to present Continuing Legal Education (CLE) programs to attorneys dealing with "Visual Documentation of Medical Damages" and "Standards needed for Visual Documentation". http://www.spinepaininc.com/quad-video-halo.php

Payment Risks:

The local Affiliated Center has no cash risk and a guaranteed profitable cash flow. SPIN's risk is that the proceeds from the settlement may be less than desired, requiring the company to take a reduced fee for the procedure.

Top Management: See attached bio sheet.

Chairman, CEO Founder- Dr. William Donovan, Board Certified Orthopedic Surgeon with a successful prior ground floor Public Company background. He has a strong history of insider share purchases.

Chief Financial Officer- John Bergeron,

Sr. VP- CTO- Dr. Eric Groteke

Sr. VP- Administration, Timothy Donovan

Company Contact:

Dr. William Donovan

5225 Katy Freeway, Suite 600

Houston, TX 77007

713-521-4220

Forward Looking

While the Company does not give specific forward guidance, profitability is expected in the final two quarters of 2013. Subject to positive reception of the QVH sales introduction, the Company is targeting $0.05 to $0.15 earnings per share for 2014.

Conference Call Video and PowerPoint presentations are available at http://www.spinepaininc.com

DISCLAIMER

This Profile may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “would,” “will,” “expect,” “believe,” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including, but are not limited to, service demands and acceptance, the company’s ability to expand, changes in healthcare practices, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. This profile is for information purposes only and does not constitute an offer to buy or sell securities.

BOARD OF DIRECTORS-MANGEMENT

William F. Donovan, M.D.  Dr. Donovan has served as the Company’s Chairman and Chief Executive Officer since January 2009 and as the Company’s President since May 2010. He has served as a Director of the Company since April 2008. He is a Board Certified Orthopedic Surgeon, and has been involved with venture funding and management for over 25 years. He was the co-founder of DRCA (later known as I.O.I) and became Chairman of this company that went from the pink sheets, to NASDAQ and then to the AMEX before being acquired by a subsidiary of the Bass Family. He was a founder of “I Need A Doc,” later changed to IP2M that was acquired by Dialog Group, a publicly traded company. He was the Chairman of House of Brussels, an international chocolate company and president of ChocoMed. Dr. Donovan has been practicing as a physician in Houston since l975. Throughout his career as a physician, he has been involved in projects with both public and private enterprises. He received his Orthopedic training at Northwestern University in Chicago. He was a Major in the USAF for 2 years at Wright Patterson Air Force base in Dayton, Ohio. He established Northshore Orthopedics in 1975 and continues in active practice in Houston, Texas specializing in Orthopedic Surgery. Current Share Position – 3,979,427 of which in excess of $1.5 million worth of shares have either been bought in the open market at prices up to $2.00 a share, or exchanged for debt at prices between $.70-.1.83 a share.

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John Bergeron, CPA CFO Mr. Bergeron has been a Director of the Company since July 2010 and is CFO. Over 30 years in financial management and corporate development with extensive experience in public company financial reporting, risk management, business process re-engineering, structuring and implementing accounting procedures and internal control for Sarbanes-Oxley Act compliance. Previously, Mr. Bergeron served as president of Jolpeg Inc., a private financial consulting firm; previously served as Divisional Controller of Able Manufacturing, a division of NCI Group, Inc, responsible for financial reporting, budgeting and Sarbanes-Oxley Act compliance; also served as controller and accounting manager for several Internet companies; trained as auditor for Arthur Andersen and is a Certified Public Accountant; BA in Business Administration (Accounting) from Lamar University in 1979.

Eric Groteke, D.C. CTO and SVP of Sales/Marketing Owner and operator of outpatient clinics in Florida since May 2005 as a managing partner and Chiropractic Physician; co-founder and co-developer of MSDR, a musculoskeletal health risk assessment tool; authored an IRB approved research study on The Quantification and Tracking of Osteoarthritis (published in The Journal of Medicine in 2009); served as an adjunct professor at NY Chiropractic College in the Research Department in collaboration with Georgetown University Medical Center, Department of Anesthesia; presented research at National PAINWeek Conference 2009; awarded the patent on a cervical orthopedic device that supports the head and neck; holds several patents currently pending in medical algorithms and other types of medical devices. graduated from New York Chiropractic College 1996.

Timothy Donovan SVP of Operations & Administration 15 years management in product development and brand building with extensive international operational experience in Canada, Indonesia; professional achievements chronicled in the New York Daily News, the Houston Chronicle, Modern Luxury, Paper News; Inc.; President & CEO of Smart Confections, Inc., successfully launched Chocolate+Plus brand, the world's first gourmet functional chocolate brand, launched in 1100+ locations.

Jerry Bratton, J.D., MBA-Outside Director, Head of Audit Committee and Compensation Committee

Mr. Bratton has served as President of Bratton Steel, L.P. since 2006 and previously with Bratton Steel, Inc. (its predecessor) since 1991. Bratton Steel is a structural steel fabricating company. As President, Mr. Bratton has grown the company from a startup to a company that employs up to approximately 75 employees. He has significant experience in overseeing sales, estimating, project management and contracting. Mr. Bratton served as President of the Texas Structure Steel Institute from 2007 to 2008. He is also a member of the American Institute of Steel Construction. Mr. Bratton has business and investment background in medical software, personal medical information records storage, RFID security products and energy ventures. Mr. Bratton is a licensed attorney in the State of Texas.. Mr. Bratton earned Juris Doctorate and Master of Business Administration degrees from Texas Tech University in 1977.

Franklin A. Rose, M.D.-Outside Director, Member of Audit Committee and Compensation Committee

Dr. Rose is a Board Certified plastic and reconstructive surgeon. He has been in private practice since 1984. He has also been involved in investing with multiple micro-cap medical companies. Dr. Rose earned a Doctor of Medicine degree from the University of Colorado in 1977, and a Bachelor of Science degree from the University of Wisconsin, Madison in 1973. He is a member of the American Medical Association, the American Society of Plastic Surgeons, the Lipolysis Society of North America and the American Society of North America. He is also the attending plastic surgeon to The Texas Institute of Plastic Surgery.

William A. Lawrence, MBA-Outside Director, Member of Audit Committee and Compensation Committee

Partner, President and CFO of C&J Cladding. Previously, Mr. Lawrence served for 23 years in progressive corporate and operational roles from analyst, treasurer, and controller with focus on improving processes, accountability, financial disclosure and overall business performance. He has held management positions with companies such as NCI Building Systems, one of the nation's largest integrated manufacturers of products for the metal construction industry; Telxon Corporation, a global manufacturer of wireless handheld computing devices; Monarch Marking Systems, a supplier of bar-code products to retail and industrial customers worldwide; and Lockheed Martin, a global security and aerospace company. University of Florida, BA in Finance (with honors), 1982 and MBA, 1984.

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